Exhibit 10.1

AMENDMENT

Made as of the 30th day of March, 2007.

Re:	Agreement dated the 21st day of August, 2006,

BETWEEN:

SAGE ASSOCIATES INC.

AND:

SILVER RESERVE CORP.

1.	Article 2.2.2 of the Agreement shall be amended by deleting 2.2.2 (b) and (d). 2.2.2 (c) shall become 2.2.2 (b)

2.	Article 2.2.2 (c) shall be added as follows:

(c)	“Complete work programs on the Property including improvement to existing roads, new roads as required, prospecting, drilling and all support cost to the drilling program of not less than $500,000.”

3.	All other terms shall remain the same, and time shall remain of the essence.

4.
This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Amendment by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

Whereas the parties hereto have executed this Amendment as of the date first written above.

SAGE ASSOCIATES INC.

Per: /s/David B. Hackman
David B. Hackman

SILVER RESERVE CORP.

Per: /s/ Stafford Kelley
Stafford Kelley